UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2018

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street Suite 700 Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 732-6400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective October 1, 2018, pursuant to the Agreement and Plan of Merger, dated as of June 11, 2018 (the “Merger Agreement”), by and between CapStar Financial Holdings, Inc., a Tennessee corporation (“CapStar”), and Athens Bancshares Corporation, a Tennessee corporation (“Athens”), Athens was merged with and into CapStar, with CapStar continuing as the surviving entity (the “Merger”). Immediately following the Merger, Athens Federal Community Bank, National Association, a wholly owned subsidiary of Athens, merged with and into CapStar Bank, a wholly owned subsidiary of CapStar (the “Bank Merger”), with CapStar Bank continuing as the surviving entity in the Bank Merger.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01, of Athens (“Athens Common Stock”) issued and outstanding immediately prior to the completion of the merger (other than dissenting shares and shares of Athens common stock owned directly or indirectly by Athens, CapStar and their wholly owned subsidiaries (in each case, other than shares of Athens common stock held in a fiduciary capacity or in connection with debts previously contracted) was converted into the right to receive 2.864 shares (the “Exchange Ratio”) of voting common stock, par value $1.00 per share, of CapStar (“CapStar Common Stock”), with cash paid in lieu of fractional shares.

At the Effective Time, each outstanding and unexercised Athens stock option granted under the Athens Bancshares Corporation 2010 Equity Incentive Plan (the “Athens Equity Plan”) that was held by an employee or service provider of Athens who had terminated service prior to the Effective Time was cancelled and converted into the right to receive the cash value of the merger consideration (determined in accordance with the terms of the Merger Agreement), less the applicable option exercise price and less applicable withholding taxes. Except as described in the prior sentence, each outstanding and unexercised Athens stock option granted under the Athens Equity Plan was converted into an option to purchase shares of CapStar Common Stock, with the number of shares and exercise price adjusted to reflect the Exchange Ratio in accordance with the terms of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to CapStar’s Form 8-K filed with the U.S. Securities and Exchange Commission on June 14, 2018 and the terms of which are incorporated herein by reference.

Item 8.01. Other Events.

On October 1, 2018, CapStar issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of June 11, 2018, by and between CapStar Financial Holdings, Inc. and Athens Bancshares Corporation (attached as Exhibit 2.1 to CapStar Financial Holdings, Inc.’s Form 8-K filed on June 14, 2018 and incorporated herein by reference)

99.1	Press Release, dated as of October 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Robert B. Anderson
Name:	Robert B. Anderson
Title:	Chief Financial Officer and Chief Administrative Officer

Date: October 1, 2018